Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-203040, 333-210810, 333-211512, 333-213412, 333-214843, 333-216883, 333-228576, 333-254101 and 333-261550 on Form S-8 and Registration Statement Nos. 333-209336, 333-211511, 333-216882, 333-223134, 333-225284, and 333-256571 on Form F-3 of our report dated February 16, 2023, relating to the financial statements of Ascendis Pharma A/S and the effectiveness of Ascendis Pharma A/S’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

February 16, 2023